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Exhibit 11 - Computation of Earnings Per Common Share

                      TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                      Computation of Earnings Per Common Share
                    (Dollars in thousands, except per-share data)


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
Computation of Basic Earnings Per Common
  Share for Statements of Operations:                                                Year Ended December 31,
----------------------------------------                              -------------------------------------------------------
                                                                           1997                1996                1995
                                                                      ---------------     ---------------     ---------------
Income before extraordinary item                                      $       145,061     $       100,377     $        73,207
Less: Dividends on preferred stock                                                  -                   -                 678
                                                                      ---------------     ---------------     ---------------
Income applicable to common stock before extraordinary item                   145,061             100,377              72,529
Extraordinary item                                                                  -                   -                (963)
                                                                      ---------------     ---------------     ---------------
       Income applicable to common shareholders                       $       145,061     $       100,377     $        71,566
                                                                      ---------------     ---------------     ---------------
                                                                      ---------------     ---------------     ---------------

Weighted average common shares outstanding                                 84,477,536          81,903,690          81,115,264
                                                                      ---------------     ---------------     ---------------
                                                                      ---------------     ---------------     ---------------

Basic earnings per common share:
     Income before extraordinary item                                 $          1.72     $          1.23     $           .89
     Extraordinary item                                                             -                   -                (.01)
                                                                      ---------------     ---------------     ---------------
       Net income                                                     $          1.72     $          1.23     $           .88
                                                                      ---------------     ---------------     ---------------
                                                                      ---------------     ---------------     ---------------

Computation of Diluted Earnings Per Common
     Share for Statements of Operations:
------------------------------------------

Income before extraordinary item                                      $       145,061     $       100,377     $        73,207
Add: Interest expense on 7 1/4% convertible
  subordinated debentures, net of tax                                             132                 328                 382
Less: Dividends on preferred stock                                                  -                   -                 678
                                                                      ---------------     ---------------     ---------------
Income applicable to common stock before extraordinary item                   145,193             100,705              72,911
Extraordinary item                                                                  -                   -                (963)
                                                                      ---------------     ---------------     ---------------
     Income applicable to common shareholders
       including effect of dilutive securities                        $       145,193     $       100,705     $        71,948
                                                                      ---------------     ---------------     ---------------
                                                                      ---------------     ---------------     ---------------

Weighted average number of common shares outstanding
  adjusted for effect of dilutive securities:
     Weighted average common shares outstanding used
       in basic earnings per common share calculation                      84,477,536          81,903,690          81,115,264
     Net dilutive effect of:
          Stock option plans and common stock warrants                        468,275             537,900           1,057,861
          Restrictive stock plans                                             838,189             654,918             376,108
          Assumed conversion of 7 1/4% convertible
            subordinated debentures                                           349,936             842,850           1,010,394
                                                                      ---------------     ---------------     ---------------
                                                                           86,133,936          83,939,358          83,559,627
                                                                      ---------------     ---------------     ---------------
                                                                      ---------------     ---------------     ---------------
Diluted earnings per common share:
     Income before extraordinary item                                 $          1.69     $          1.20     $           .87
     Extraordinary item                                                             -                   -                (.01)
                                                                      ---------------     ---------------     ---------------
       Net income                                                     $          1.69     $          1.20     $           .86
                                                                      ---------------     ---------------     ---------------
                                                                      ---------------     ---------------     ---------------

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